Exhibit 99.1

Bank7 Corp. Announces Stock Repurchase Plan, Declares a $0.10 Quarterly Dividend and Completes Previously Announced Stock Transfer to Executives

Oklahoma City, OK, September 5, 2019 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7, announced today that its board of directors (the “Board”) has modified its capital management plan, as the Company and its shareholders continue to benefit from robust earnings, great asset quality, all-time high capital ratios, and excellent operating efficiencies.  The Company expects to continue to increase capital ratios due to its strong earnings, allowing it to continue to pursue growth, including through acquisitions.  The following actions are intended to improve earnings per share, return excess capital to shareholders and further align executive management and shareholders’ interest:

•	The Board authorized the Company to repurchase up to 500,000 shares, or approximately 5% of current outstanding shares, of the Company’s common stock.
•	The Board declared a $0.10 per share quarterly dividend, payable on October 16, 2019 to shareholders of record on October 1, 2019.
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As disclosed in the Company’s Registration Statement on Form S-1 for its initial public offering and in its Annual Report on Form 10-K dated March 31, 2019, the Haines Trusts transferred shares equal to approximately 6.5% of outstanding shares to the executive management team.

Stock Repurchase Program

The Board has authorized a stock repurchase program to purchase up to 500,000 shares, or approximately 5%, of the Company's outstanding common stock, par value $0.01 per share. The stock repurchase program has a term of two (2) years.

In announcing the stock repurchase program, Board Chairman William B. Haines, commented: “Bank7 has delivered an exceptional return on equity, consistently strong asset quality, and continued robust earnings, which has resulted in record capital levels. Our Board believes the adoption of a stock repurchase program is an important capital management tool that demonstrates our continuing commitment to increase shareholder value.”

The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company’s stock, general market and economic conditions, and applicable legal requirements. Repurchased shares will become treasury shares and may be utilized for general corporate purposes, including reissuance pursuant to the Company’s 2018 Equity Incentive Plan.

Quarterly Dividend

The Board declared a $0.10 per share quarterly cash dividend payable October 16, 2019, to shareholders of record as of October 1, 2019. This is the first dividend paid by the Company since its initial public offering and represents a 2.25% implied annualized yield utilizing the September 4, 2019 closing price of $17.76 and a 20% payout ratio based on the second quarter earnings per share of $0.50.

Stock Transfer

On September 5, 2019, our controlling shareholders, the Haines Family Trusts, completed the previously announced transfer of approximately 6.5% of the Company’s outstanding common stock to certain of our executive officers. This was accomplished in two steps:  (1) the Haines Family Trusts transferred 656,925 shares of stock to the Company as a capital contribution; and (2) the Company issued an aggregate of 507,500 shares to the top three executive officers under the 2018 Equity Incentive Plan with 149,425 shares being withheld by the Company for income taxes. Board Chairman William B. Haines stated, “As Bank7’s largest shareholder, the transfer from the Haines Family Trusts to the executive management team demonstrates our family’s commitment to the Company and its other shareholders.  This well-deserved transfer further aligns the management team with all shareholders.”

Because the shares were transferred from the Haines Family Trusts’ personal holdings, the transfer itself did not impact total shareholders’ equity or the number of shares outstanding. The share issuances will be accounted for as stock-based compensation and will result in non-cash compensation expense of approximately $11.6 million in the third quarter of 2019. This non-cash compensation expense attributable to the stock transfer will result in a reduction to earnings both for the third quarter and year to date; however, excluding this one-time non-cash expense, we expect our third quarter earnings to be comparable to previous quarters.

The Company Board elected to retire shares granted to the executives to satisfy income tax withholding obligations into its treasury stock as a complementary action to the stock repurchase program.  This allowed the Company to effectively repurchase a large block of shares at market value without associated fees payable as part of the stock repurchase program. The impact of the extinguishment of shares withheld for taxes will be to reduce shares outstanding by 149,425 and reduce total shareholders equity by approximately $2.6 million.

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate eight full-service branches in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area, and Kansas. In addition, we are operating a loan production office in Tulsa, OK which has been approved for conversion to a full-service branch in the near future.  We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600